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                                  EXHIBIT 10.46

                  ADDENDUM TO AGREEMENT FOR WHOLESALE FINANCING

     This Addendum is made to that certain Agreement for Wholesale Financing entered into by and between Government Technology Services, Inc. ("Dealer") and Deutsche Financial Services Corporation ("DFS") as of June 27, 1996, as amended ("Agreement").

     FOR VALUE RECEIVED, Dealer and DFS agree that the following paragraph shall be incorporated into the Agreement as if fully and originally set forth therein:

     "Financial Covenants."  Dealer agrees that it will:

       (a) at all times maintain a Tangible Net Worth plus Subordinated Debt in the combined amount of not less than the amount shown below for the period corresponding thereto:

       Period                                                                                                   Amount
       ------                                                                                                   ------
       Calendar quarter ending 12/31/99                                                                         $40,000,000
       Calendar quarter ending 3/31/00                                                                          $40,000,000
       Calendar quarter ending 6/30/00                                                                          $40,000,000
       Calendar quarter ending 9/30/00                                                                          $40,000,000;

       (b) at all times maintain a ratio of Debt minus Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than the amount shown below for the period corresponding thereto:

       Period                                                                                                   Ratio
       ------                                                                                                   ------

       Calendar quarter ending 12/31/99                                                                         4.0 to 1.0
       Calendar quarter ending 3/31/00                                                                          4.0 to 1.0
       Calendar quarter ending 6/30/00                                                                          4.0 to 1.0
       Calendar quarter ending 9/30/00                                                                          7.0 to 1.0;

       (c) at all times maintain a ratio of Current Assets to current liabilities of not less than the amount shown below for the period corresponding thereto:

       Period                                                                                                   Ratio
       ------                                                                                                   ------

       Calendar quarter ending 12/31/99                                                                         1.2 to 1.0
       Calendar quarter ending 3/31/00                                                                          1.2 to 1.0
       Calendar quarter ending 6/30/00                                                                          1.2 to 1.0
       Calendar quarter ending 9/30/00                                                                          1.1 to 1.0; and

       Prior to September 30, 2000, DFS and Dealer shall renegotiate the above financial covenants for application to any subsequent periods of this Agreement. If on or prior to September 30, 2000, the parties fail to execute a written amendment to this Agreement providing for such revised financial covenants for any subsequent periods of this Agreement, then the above financial covenants in effect for the calendar quarter ending
       June 30, 2000, shall be and remain in effect, until such amendment is executed and in full force and effect.


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       (d) for the fiscal year of Dealer ending December 31, 1999, Dealer shall achieve net income, before giving effect to provisions for income taxes, of at least One Million Dollars ($1,000,000.00). For the fiscal year of Dealer ending December 31, 2000, and each fiscal year thereafter, Dealer shall achieve net income, before giving effect to provisions for income taxes, of at least Two Million Dollars ($2,000,000.00)."

For purposes of this paragraph: (i) "Tangible Net Worth" means the book value of Dealer's assets less liabilities (including as liabilities all recorded reserves for contingencies and other potential liabilities), excluding from such assets all Intangibles; (ii) Intangibles" means and includes general intangibles (as that term is defined in the UCC); accounts receivable and advances due from officers, directors, member, owner, employees, stockholders and affiliates; leasehold improvements net of depreciation; licenses; good will; prepaid expenses (except for those determined by Agent, in its sole discretion, not to be Intangible); escrow deposits (except for those determined by Agent, in its sole discretion, not to be Intangible); covenants not to compete; the excess of cost over book value of acquired assets; franchise fees; organizational costs; finance reserves held for recourse obligations; capitalized research and development costs; and such other similar items as DFS may from time to time determine in DFS' sole discretion; (iii) "Debt" means all of Dealer's liabilities and indebtedness for borrowed money of any kind and nature whatsoever, whether direct or indirect, absolute or contingent, and including obligations under capitalized leases, guaranties or with respect to which Dealer has pledged assets to secure performance, whether or not direct recourse liability has been assumed by Dealer; (iv) "Subordinated Debt" means all of Dealer's Debt which is subordinated to the payment of Dealer's liabilities to the Lenders by an agreement in form and substance satisfactory to Agent; and (v) "Current Assets" means Dealer's current assets. The foregoing terms will be determined in accordance with GAAP consistently applied, and, if applicable, on a consolidated basis."

     IN WITNESS WHEREOF, the parties hereto have executed this Addendum on this 23rd day of November, 1999.

GOVERNMENT TECHNOLOGY SERVICES, INC.

ATTEST:

By:                    /S/
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Title:
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                       /S/
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        (Assistant) Secretary

DEUTSCHE FINANCIAL SERVICES CORPORATION

By:                    /S/
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Title:
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